Exhibit 31.2

CERTIFICATION

I, Bruce Greenberg, certify that:

1.	I have reviewed this Amendment No.1 to the annual report on Form 10-K of Aldeyra Therapeutics, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 23, 2023	/s/ Bruce Greenberg
Bruce Greenberg
Vice President of Finance, Interim Chief Financial Officer
(Principal Financial and Accounting Officer)